SMITH BARNEY MONEY FUNDS, INC.

	CERTIFICATE OF CORRECTION


	Smith Barney Money Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: The title of the document being corrected is Articles
Supplementary.

	SECOND: The name of the party to the document being corrected is Smith Barney Money Funds, Inc.

	THIRD: The date that the document being corrected was filed is December 10, 1992.

	FOURTH: The following provision of the Articles Supplementary is hereby corrected as follows:

	ARTICLE SECOND (a) of the Articles Supplementary which now reads as follows:

	"(a) The Government Portfolio series of the Common Stock shall have three classes of shares, which shall be designated Class A, Class B and Class C, each consisting, until further changed, of the lesser of
(x) 500,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock of that series less the total number of shares of all classes of Common Stock of that series then issued and outstanding."

is corrected to read as follows:

	"(a) The Government Portfolio series of the Common Stock shall have three classes of shares, which shall be designated Class A, Class B and Class C, each consisting, until further changed, of the lesser of
(x) 2,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of Common Stock of that series less the total number of shares of all classes of Common Stock of that series then issued and outstanding."

	FIFTH: The execution of the Articles Supplementary was not defective.

	IN WITNESS WHEREOF, Smith Barney Money Funds, Inc. has caused these presents to be signed in its name and on its behalf by its
Chairman of the Board and Chief Executive Officer and witnessed by its
Secretary on this     July 15, 1994.

Witness:					SMITH BARNEY MONEY FUNDS, INC.


/s/ Christina T. Sydor				By: /s/ Stephen J.Treadway
Christina T. Sydor		    			Stephen J. Treadway
Secretary			    			Chairman of the Board
						and Chief Executive Officer

	THE UNDERSIGNED, the Chairman of the Board and Chief Executive Officer of Smith Barney Money Funds, Inc. who executed on behalf of the Corporation the foregoing Certificate of Correction, hereby acknowledges in the name and on behalf of the Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein are true in all material respects under the penalties of perjury.


							/s/ Stephen J. Treadway
							Stephen J. Treadway
							Chairman of the Board
							and Chief Executive Officer